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             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF

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
             7 1/4% SENIOR NOTES DUE              AND          SENIOR FLOATING RATE NOTES DUE
                 OCTOBER 1, 2012                                       OCTOBER 1, 2010
                       OF                                                    OF
            AINSWORTH LUMBER CO. LTD.                             AINSWORTH LUMBER CO. LTD.
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To Registered Holder:

     The undersigned hereby acknowledges receipt of the prospectus dated      ,
          (the "Prospectus") of Ainsworth Lumber Co. Ltd. ("Ainsworth"), and accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute Ainsworth's offer (the "Exchange Offer") to exchange (a) US$1,000 in stated amount at maturity of a new series of 7 1/4% Senior Notes due October 1, 2012 (the "New Fixed Rate Notes") of Ainsworth for each US$1,000 in stated amount at maturity of outstanding 7 1/4% Senior Notes due October 1, 2012 ("Original Fixed Rate Notes") and (b) US$1,000 in stated amount at maturity of a new series of Senior Floating Rate Notes due October 1, 2010 (the "New Floating Rate Notes", and, together with the New Fixed Rate Notes, the "Exchange Notes") of Ainsworth for each US$1,000 in stated amount at maturity of outstanding Senior Floating Rate Notes due October 1, 2010 (the "Original Floating Rate Notes", and, together with the Original Fixed Rate Notes, the "Original Notes") of Ainsworth. The Original Notes and the Exchange Notes are referred to collectively herein as the "Notes".

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

FIXED RATE NOTES

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

     US$               of 7 1/4% Senior Notes due October 1, 2012.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Original Notes held by you for the account of the undersigned (insert stated amount at maturity of Original Notes to be tendered (if any)):

     US$               of 7 1/4% Senior Notes due October 1, 2012.

[ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

FLOATING RATE NOTES

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

     US$               of Senior Floating Rate Notes due October 1, 2010.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Original Notes held by you for the account of the undersigned (insert stated amount at maturity of Original Notes to be tendered (if any)):

     US$               of Senior Floating Rate Notes due October 1, 2010.

[ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained
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in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of Ainsworth within the meaning of Rule 405 under the Securities Act of 1933, as amended (the
"Securities Act"), or, if the undersigned is an "affiliate", that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE

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

Name of beneficial owner(s) (please
print): ---------------------------------------------------------------------------------------------------------

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Signature(s): ---------------------------------------------------------------------------------------------------------

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Address: -----------------------------------------------------------------------------------------------------

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Telephone Number: -------------------------------------------------------------------------------------------------------

Taxpayer identification or Social Security Number:

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Date: -----------------------------------------------------------------------------------------------------
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